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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2016 (December 6, 2016)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37419	95-2636730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: 303-860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 24, 2016 (the “August 24, 2016 8-K”), PDC Energy, Inc. (the “Company”) reported entering into two acquisition agreements (the “Acquisition Agreements”) with Kimmeridge Energy Management Company GP, LLC (“Sellers’ Representative”) and certain of its affiliates and investors (collectively, “Sellers”) pursuant to which, and subject to the terms and conditions of those agreements, the Company agreed to acquire an aggregate of approximately 57,000 net acres in Reeves and Culberson Counties, Texas, subject to ongoing title review, for an aggregate consideration to Sellers, in the form of cash and stock of the Company, of approximately $1.5 billion, subject to certain adjustments.

On December 6, 2016, the transactions contemplated by the Acquisition Agreements were completed.  Pursuant to one of the Acquisition Agreements, a Stock Purchase and Sale Agreement by and among the Company, Arris Petroleum Corporation (“Arris”), the seller parties thereto and the Sellers’ Representative, the Company acquired all of the issued and outstanding shares of Arris (the “Arris Acquisition”).  Arris owns certain interests in oil and gas properties, rights and related assets.  The consideration for the Arris Acquisition consisted of cash in the amount of $503,591,349, subject to certain post-closing adjustments, and 5,390,478 shares of the Company’s common stock.  Pursuant to the other Acquisition Agreement, an Asset Purchase and Sale Agreement by and among the Company, 299 Resources, LLC, 299 Production, LLC, 299 Pipeline, LLC and Sellers’ Representative, the Company acquired certain interests in oil and gas leases, wells, and related assets (the “299 Acquisition”). The consideration for the 299 Acquisition consisted of cash in the amount of $412,621,614, subject to certain post-closing adjustments, and 3,996,290 shares of the Company’s common stock.

In connection with the closing of the Acquisition Agreements, the Company entered into two Investment Agreements governing the issuance of the shares of Company stock to the Sellers.  Each Investment Agreement includes certain provisions relating to the Sellers’ ownership of Company stock, including customary registration rights provisions and each is in substantially the form included in Exhibit 2.1 or 2.2, as applicable, to the August 24, 2016 8-K. A copy of each Investment Agreement is filed with this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the material terms of the Investment Agreements does not purport to be a complete description thereof and is qualified in its entirety by the full text of the agreements, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.  Each Investment Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the parties thereto.  The representations and warranties of each party set forth in the Investment Agreements have been made solely for the benefit of the other parties to the agreements and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosures made to the other parties thereto, (ii) are subject to the materiality standards contained in the relevant agreement which may differ from what may be viewed as material by investors, and (iii) were made only as of the date of the relevant agreement or such other date as is specified in the agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

As discussed in Item 1.01 above, part of the consideration for the Acquisitions was in the form of shares of the Company’s common stock to the Sellers (the “Stock Consideration”).  The issuance of the Stock Consideration was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.  The Company relied on this exemption from registration based in part on representations made by the Sellers under the Acquisition Agreements.

Item 9.01. Financial Statements and Exhibits.

(a)                                 Financial Statements of Business Acquired

The Company will file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(b)                                 Pro Forma Financial Information

The Company will file the financial statements required by Item 9.01(b) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(d)                                 Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2016

PDC Energy, Inc.

By:	/s/ Daniel W. Amidon
Daniel W. Amidon
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Investment Agreement, dated December 6, 2016, by and among the Investor parties identified therein and PDC Energy, Inc. (relating to the Stock Purchase and Sale Agreement)
10.2	Investment Agreement, dated December 6, 2016, by and among the Investor parties identified therein and PDC Energy, Inc. (relating to the Asset Purchase and Sale Agreement)